UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2014, FS Investment Corporation II’s (“FSIC II”) newly-formed, wholly-owned, special purpose financing subsidiary, Dunning Creek LLC (“Dunning Creek”), entered into a revolving credit facility (the “Dunning Credit Facility”) with Deutsche Bank AG, New York Branch (“Deutsche Bank”), as administrative agent and lender, and each of the other lenders from time to time party thereto. The Dunning Credit Facility provides for borrowings in an aggregate principal amount up to $150,000,000 on a committed basis.

FSIC II may sell or contribute cash, loans or bonds to Dunning Creek from time to time and will retain a residual interest in any assets contributed through its ownership of Dunning Creek or will receive fair market value for any assets sold to Dunning Creek. Dunning Creek may purchase additional assets from various sources. Dunning Creek has appointed FSIC II to manage its portfolio of assets pursuant to the terms of an investment management agreement. Dunning Creek’s obligations to Deutsche Bank under the Dunning Credit Facility are secured by a first priority security interest in substantially all of the assets of Dunning Creek, including its portfolio of assets. The obligations of Dunning Creek under the Dunning Credit Facility are non-recourse to FSIC II and FSIC II’s exposure under the facility is limited to the value of its investment in Dunning Creek.

Pricing under the Dunning Credit Facility is based on the London Interbank Offered Rate (“LIBOR”) for an interest period reasonably close to the weighted average LIBOR applicable to the assets held by Dunning Creek, plus a spread of 1.55% per annum. Interest is payable quarterly in arrears. Any amounts borrowed under the Dunning Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on May 14, 2015. Dunning Creek paid a set-up fee and incurred certain other customary costs and expenses in connection with obtaining the Dunning Credit Facility.

Borrowings under the Dunning Credit Facility are subject to compliance with a borrowing base, pursuant to which the amount of funds advanced to Dunning Creek varies depending upon the types of assets in Dunning Creek’s portfolio. The occurrence of certain events described as “Super-Collateralization Events” in the credit agreement that governs the Dunning Creek Facility, or a decline in FSIC II’s net asset value below a specified threshold, results in a lowering of the amount of funds that will be advanced against such assets. Super-Collateralization Events include, without limitation: (i) certain key employees ceasing to be directors, principals, officers or investment managers of FSIC II’s investment sub-adviser, GSO / Blackstone Debt Funds Management LLC (“GDFM”); (ii) the bankruptcy or insolvency of GDFM or FSIC II’s investment adviser, FSIC II Advisor, LLC (“FSIC II Advisor”); (iii) GDFM ceasing to act as FSIC II’s sub-adviser or FSIC II Advisor ceasing to act as FSIC II’s investment adviser; (iv) FSIC II ceasing to act as Dunning Creek’s investment manager, becoming bankrupt or insolvent, defaulting on certain material agreements or failing to maintain a net asset value of at least $50,000,000 plus 50% of additional equity (in excess of $50,000,000) raised after the closing date of the facility; and (v) FSIC II, GDFM or FSIC II Advisor committing fraud or other illicit acts in their respective investment advisory capacities.

The occurrence of certain events described as “Events of Default” in the credit agreement which governs the Dunning Credit Facility triggers, among other things, Dunning Creek’s obligation to terminate FSIC II as investment manager (if directed by the administrative agent (acting with the consent of the lenders)) and, thereafter, Dunning Creek’s right to select a replacement investment manager, subject to approval by the administrative agent and the lenders. Events of Default include non-performance of any obligation under the transaction documents by Dunning Creek or FSIC II, and other events with respect to such entities that are adverse to Deutsche Bank and the secured parties under the Dunning Credit Facility.

In connection with the Dunning Credit Facility, Dunning Creek has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Dunning Credit Facility contains various customary events of default for financing transactions of this type, including: (a) the failure to make principal payments when due or interest payments within three business days of when due; (b) the failure to meet an overcollateralization test (which measures Dunning Creek’s eligible assets, as adjusted by the prescribed advance rates) and such failure is not cured promptly on the same day; (c) the insolvency or bankruptcy of Dunning Creek or FSIC II; (d) the purchase of certain ineligible assets if the same is not cured within five business days;

(e) the termination of FSIC II as investment manager; (f) FSIC II’s failure to maintain a net asset value of at least $50,000,000 plus 50% of additional equity (in excess of $50,000,000) raised after the closing date of the facility; and (g) fraud or other illicit acts by FSIC II, Dunning Creek, GDFM or any of their respective directors, principals or officers, in each case, in their respective investment advisory capacities. Upon the occurrence and during the continuation of an event of default, Deutsche Bank may declare the outstanding advances and all other obligations under the Dunning Credit Facility immediately due and payable. If such amounts are accelerated and not repaid immediately, Dunning Creek will be required to pay interest on such overdue amounts at a default rate.

Borrowings of Dunning Creek will be considered borrowings of FSIC II for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Dunning Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.5 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement, dated as of May 14, 2014, by and among Dunning Creek LLC, as borrower, Deutsche Bank AG, New York Branch, as administrative agent and lender, and the other lenders from time to time party thereto.

10.2	Custodial Agreement, dated as of May 14, 2014, by and between Dunning Creek LLC, as borrower, FS Investment Corporation II, as manager, Deutsche Bank AG, New York Branch, as administrative agent, and Deutsche Bank Trust Company Americas, as custodian.

10.3	Security Agreement, dated as of May 14, 2014, by and between Dunning Creek LLC, as borrower, and Deutsche Bank AG, New York Branch, as administrative agent.

10.4	Sale and Contribution Agreement, dated as of May 14, 2014, by and between FS Investment Corporation II, as seller, and Dunning Creek LLC, as purchaser.

10.5	Investment Management Agreement, dated as of May 14, 2014, by and between Dunning Creek LLC and FS Investment Corporation II, as investment manager.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of FSIC II. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC II makes with the Securities and Exchange Commission. FSIC II undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: May 19, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement, dated as of May 14, 2014, by and among Dunning Creek LLC, as borrower, Deutsche Bank AG, New York Branch, as administrative agent and lender, and the other lenders from time to time party thereto.

10.2	Custodial Agreement, dated as of May 14, 2014, by and between Dunning Creek LLC, as borrower, FS Investment Corporation II, as manager, Deutsche Bank AG, New York Branch, as administrative agent, and Deutsche Bank Trust Company Americas, as custodian.

10.3	Security Agreement, dated as of May 14, 2014, by and between Dunning Creek LLC, as borrower, and Deutsche Bank AG, New York Branch, as administrative agent.

10.4	Sale and Contribution Agreement, dated as of May 14, 2014, by and between FS Investment Corporation II, as seller, and Dunning Creek LLC, as purchaser.

10.5	Investment Management Agreement, dated as of May 14, 2014, by and between Dunning Creek LLC and FS Investment Corporation II, as investment manager.